Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Thrivent Mutual Funds of our reports dated December 17, 2018 and February 20, 2019, relating to the financial statements and financial highlights, which appear in Thrivent Mutual Funds’ Annual Reports on Form N-CSR for the periods ended October 31, 2018 and December 31, 2018. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Service Providers” in such Registration Statement.

Minneapolis, MN

February 26, 2019